PY-II-A-1

CSFB04-AR03 - II-A-1 - $101-08

Balance	[Contact Desk]	Delay	24	Formula	N/A	WAC(2)	5	WAM(2)	358
Coupon*	4.131	Dated	3/1/04	NET(2)	4.714	WALA(2)	2
Settle	3/31/04	First Payment	4/25/04

* PAYS GROUP NET WAC LESS [0.5831%] THROUGH MONTH 58, THEN NET WAC LESS [0.1500]%. EFFECTIVE NET MARGIN EQUALS APPROX. [1.7904]%
RUN TO EARLIEST OF BALLOON IN MONTH 58 AND 10% CALL						(CALC. AS OF CUT-OFF DATE COLLATERAL INFORMATION)

Price	15 CPR - Call (Y)	20 CPR - Call (Y)	22 CPR - Call (Y)	25 CPR - Call (Y)	27 CPR - Call (Y)	30 CPR - Call (Y)	35 CPR - Call (Y)	40 CPR - Call (Y)	45 CPR - Call (Y)	50 CPR - Call (Y)

101-04	3.685	3.623	3.597	3.554	3.523	3.475	3.385	3.272	3.131	2.979
101-04+	3.680	3.618	3.591	3.547	3.516	3.467	3.377	3.263	3.119	2.966
101-05	3.674	3.612	3.584	3.541	3.509	3.460	3.368	3.253	3.108	2.953
101-05+	3.669	3.606	3.578	3.534	3.502	3.452	3.360	3.243	3.097	2.940
101-06	3.664	3.600	3.572	3.527	3.495	3.445	3.351	3.233	3.086	2.927
101-06+	3.659	3.594	3.566	3.521	3.488	3.437	3.343	3.224	3.074	2.914
101-07	3.653	3.588	3.560	3.514	3.481	3.429	3.334	3.214	3.063	2.901
101-07+	3.648	3.582	3.553	3.507	3.474	3.422	3.326	3.204	3.052	2.888
101-08	3.643	3.576	3.547	3.501	3.467	3.414	3.317	3.194	3.040	2.875
101-08+	3.638	3.570	3.541	3.494	3.460	3.407	3.309	3.185	3.029	2.862
101-09	3.633	3.564	3.535	3.487	3.453	3.399	3.300	3.175	3.018	2.849
101-09+	3.627	3.559	3.529	3.481	3.446	3.392	3.292	3.165	3.007	2.836
101-10	3.622	3.553	3.522	3.474	3.439	3.384	3.283	3.155	2.995	2.824
101-10+	3.617	3.547	3.516	3.467	3.432	3.377	3.275	3.146	2.984	2.811
101-11	3.612	3.541	3.510	3.461	3.425	3.369	3.266	3.136	2.973	2.798
101-11+	3.606	3.535	3.504	3.454	3.418	3.362	3.258	3.126	2.962	2.785
101-12	3.601	3.529	3.498	3.447	3.411	3.354	3.249	3.117	2.950	2.772

Spread @ Center Price**	97.0	109.4	114.4	121.0	124.7	129.4	135.0	139.1	139.0	134.6
WAL	3.24	2.85	2.71	2.51	2.38	2.21	1.94	1.68	1.44	1.24
Principal Window	Apr04 - Jan09	Apr04 - Jan09	Apr04 - Jan09	Apr04 - Jan09	Apr04 - Jan09	Apr04 - Jan09	Apr04 - Jan09	Apr04 - Sep08	Apr04 - Jan08	Apr04 - Jul07
Principal # Months	58	58	58	58	58	58	58	54	46	40

LIBOR_1MO	1.090	1.090	1.090	1.090	1.090	1.090	1.090	1.090	1.090	1.090
LIBOR_6MO	1.170	1.170	1.170	1.170	1.170	1.170	1.170	1.170	1.170	1.170
LIBOR_1YR	1.375	1.375	1.375	1.375	1.375	1.375	1.375	1.375	1.375	1.375
CMT_1YR	1.227	1.227	1.227	1.227	1.227	1.227	1.227	1.227	1.227	1.227

SWAP	Mat	0.25YR	0.50YR	1YR	1.5yr	2YR	3YR	4YR	5YR
	Yld	1.120	1.170	1.375	1.690	2.005	2.566	3.016	3.379

** Spread to N

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely
on the information contained in or filed in connection with the prospectus / prospectus supplement.						PRELIMINARY - SUBJECT TO CHANGE